Exhibit 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. announces accelerated repurchase of 3.75 million shares for approximately $207 million

•	Company continues to demonstrate significant progress on strategic initiatives to generate long-term value for all stakeholders

•	Key steps under way to improve Wendy’s brand performance

DUBLIN, Ohio (December 29, 2005) – Wendy’s International, Inc. (NYSE: WEN) today announced the buyback of 3.75 million shares of its common stock for approximately $207 million in an accelerated share repurchase (ASR) transaction. The common shares were placed into treasury to be used for general corporate purposes.

Following the accelerated share repurchase transaction, the Company has about $900 million remaining under a stock repurchase authorization from its Board of Directors.

Since 1998, the Company has bought back more than 46 million shares for approximately $1.3 billion, including today’s announced transaction, at an average price of approximately $29 per share. Since 2000, the Company has bought back more than 29 million shares for approximately $931 million at an average price of approximately $31 per share.

Progress with Strategic Initiatives continues

“This accelerated share repurchase is the latest example of the continued progress we are making with our strategic initiatives,” said Chairman and Chief Executive Officer Jack Schuessler.

“Our Board of Directors and management are united in our goal of enhancing value for our shareholders, franchisees and other stakeholders, as demonstrated by the actions we have taken in the second half of 2005. Our strategy focuses on the long-term success of the Company, our brands and our relationships with franchisees.”

Over the past four months, the Company has successfully implemented the following initiatives, which were initially announced on July 29 as part of a comprehensive plan to improve the financial performance of the overall Company and its Wendy’s® brand:

•	August 16: Completed a two million-share, $98 million ASR.

•	December 1: Filed a Form S-1 registration statement with the United States Securities and Exchange Commission for a 15 to 18 percent initial public offering (IPO) of Tim Hortons Inc. The Company plans to list Tim Hortons’ shares on the New York Stock Exchange and Toronto Stock Exchange. The stock trading symbol will be THI.

•	December 15: Paid off $100 million in 6.35% notes.

•	Second half of 2005: Sold more than 175 real estate properties to franchisees and third parties, which will result in a pretax gain of approximately $64 million and approximately $169 million in cash proceeds.

•	Second half of 2005: Closed more than 40 underperforming Wendy’s restaurants that were negatively impacting profits and returns.

•	Today: Completed the 3.75 million-share, $207 million ASR mentioned above.

“We are extremely confident in our comprehensive plan,” said Schuessler. “In addition to the initiatives, we are focused on further improving restaurant operations and on implementing our previously announced product and marketing initiatives in 2006.”

Wendy’s began new marketing for its Super Value Menu™ on December 28, in conjunction with its hamburger personalization advertising, which will resume in early January.

Fourth-quarter sales release set for January 6

The Company will release its fourth-quarter sales at approximately 8 a.m. on Friday, Jan. 6 and will host a brief conference call at 8:30 a.m. the same day to discuss progress on its strategic initiatives. The Company does not intend to host a question-and-answer session as part of this conference call. Investors may participate in the call in either of the following ways:

•	Phone call: The dial-in number is (877) 572-6014 (domestic) or (706) 679-4852 (international). No need to register in advance.

•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived on the site.

ASR information

The initial price paid per share of the ASR was $55.17. The repurchased shares are subject to a future contingent-purchase price adjustment expected to be settled during the first quarter of 2006. The purchase price adjustment will be based upon the volume weighted average price during the actual repurchase period and is subject to certain provisions that establish a floor and a ceiling for the average share price in the Company’s agreement with its broker-dealer, who will execute the repurchase transactions. The Company does not expect that the purchase price adjustment will be material. The purchase price adjustment will be reflected in the treasury stock line on the Company’s balance sheet.

Tim Hortons IPO statement

A registration statement relating to Tim Hortons Inc. securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,800 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons® and Baja Fresh® Mexican Grill. The Company has investments in two other quality brands – Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar: (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Tim Hortons IPO. A Form S-1 registration statement has been filed with the Securities and Exchange Commission as part of the Company’s strategic initiative to sell 15-18% of Tim Hortons in an initial public offering (“IPO”); however, the registration statement has not yet become effective. Changes in Tim Hortons’ business results or market conditions, as well as other factors, could affect the decision to proceed with the IPO. In addition, numerous risks to the Company are inherent in the contemplated IPO. For example, the Company cannot predict the price or demand for the common shares to be sold, and the Company cannot make any assurance of the successful completion of the IPO. Among other things, these factors may affect the aggregate proceeds that the Company may receive in the IPO. During the registration process, the Company will devote resources to completing the IPO, which may divert the attention of the Company and its management team from the operation of its business. Similarly, the Company expects to incur costs of counsel, accountants, underwriters and other advisors during the IPO. The Company may not achieve the operational and financial efficiencies anticipated as part of the IPO.

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.